                                FCG ENTERPRISES, INC.
                    1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                  NOTICE OF EXERCISE



FCG Enterprises, Inc.
111 W. Ocean Boulevard
4th Floor
Long Beach, CA 90802                       Date of Exercise:____________________

Ladies and Gentlemen:

    This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

    Stock option dated:           _____________________

    Number of shares as
    to which option is
    exercised:                    _____________________

    Certificates to be
    issued in name of:            _____________________

    Total exercise price:         $____________________

    Cash payment delivered
    herewith:                     $____________________

    By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1997 Non-Employee Directors' Stock Option Plan or the stock option agreement and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

    I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of my stock option as set forth above:

         I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.


                                          1.

         I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (I.E., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

         I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any Shares or other securities of the Company held by me as provided by the terms of the Plan and my option.

                             Very truly yours,


                             _________________________________________________





                                          2.